Exhibit 99.1

B. Riley Financial Reports Fourth Quarter and Full Year 2018 Preliminary Financial Results

Provides Guidance for 2019

LOS ANGELES, Jan. 28, 2019 – B. Riley Financial, Inc. (NASDAQ: RILY) (the “Company”), a diversified provider of financial and business advisory services, today reports certain preliminary unaudited financial results for its fourth quarter and full year ended December 31, 2018 and provides guidance for 2019.

Fourth Quarter 2018 Preliminary Results

●	The Company expects to report adjusted EBITDA in the range of $11.1 million to $12.1 million and net loss in the range of $8.2 million to $8.9 million.

●	Net loss includes approximately $6.4 million of restructuring charges primarily related to severance and the rebrand of B. Riley Wealth Management.

●	Strong operating results were offset by mark-to-market losses of approximately $16 million in the Company’s investment account during the quarter.

Full Year 2018 Preliminary Results

●	The Company expects to report adjusted EBITDA in the range of $89.5 million to $90.5 million and net income in the range of $15.4 million to $16.1 million.

●	Results for 2018 include approximately $8.6 million of restructuring charges.

Full Year 2019 Guidance

●	The Company forecasts 2019 adjusted EBITDA to be in the range of $115 million to $135 million and net income in the range of $39 million to $45 million.

“Our preliminary 2018 full year financial results reflect strong performance across each of our individual segments. Results for the year have exceeded our original expectations despite mark-to-market losses on investments in our trading business during the fourth quarter,” said Bryant Riley, Chairman and Co-Chief Executive Officer, B. Riley Financial. “With the strength of our balance sheet, which includes over $500 million in cash, securities and other investments, we believe we are in a strong position as we enter 2019. Looking ahead, we expect our future cash flows to be enhanced by the recent addition of magicJack to our principal investments segment.”

Actual results for the fourth quarter and full year of 2018 and 2019 may differ from these estimates. The Company is currently performing its customary year-end closing, review and audit procedures. The 2018 results include the operations of GlassRatner Advisory & Capital Group LLC for the period from August 1, 2018 through December 31, 2018, and the operations of magicJack VocalTec, Ltd, which the Company acquired on November 14, 2018.

The above estimates exclude any historical or anticipated effects of the pending dispute regarding the Rent-a-Center Merger Agreement. For additional information, investors may refer to the Company’s Current Report on Form 8-K filed on January 4, 2019. An adverse result in the trial regarding the purported termination of the Rent-a-Center Merger Agreement would likely cause our actual results for 2018 and/or our anticipated results for 2019 to differ materially from those contained in this press release. The Company can provide no assurance about the outcome of that trial or any related actions that may arise related to the purported termination of that merger agreement.

B. Riley Financial intends to report complete fourth quarter and full year 2018 financial results in late February.

For more information, visit ir.brileyfin.com.

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial, through its subsidiaries, provides collaborative financial services and solutions tailored to fit the capital raising and financial advisory needs of public and private companies and high net worth individuals. The Company operates through several wholly-owned subsidiaries, including B. Riley FBR, a full-service investment bank and institutional brokerage; Great American Group, a leading provider of asset disposition, appraisal, corporate advisory and valuation services; GlassRatner, a specialty financial advisory services and consulting firm; B. Riley Wealth Management, B. Riley Asset Management and B. Riley Alternatives, which offer investment management to institutional and high net worth investors; Great American Capital Partners, which originates and underwrites senior secured loans for asset-rich companies; and B. Riley Principal Investments, which invests in or acquires companies and assets with attractive return profiles.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include but are not limited to statements regarding the Company’s anticipated results of operations for 2018 and 2019 as well as express or implied statements regarding the outcome of the trial regarding the validity of Rent-A-Center’s purported termination of the Merger Agreement. Due to the inherent uncertainties of litigation, we may not prevail in the upcoming trial or related actions. Moreover, both the costs of defending lawsuits and any settlements or judgments against us could materially adversely affect our anticipated results of operations and cash flows. Other factors that could adversely affect our operating results and cash flows include (without limitation) those risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information is also set forth in our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2018. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for or benefit from income taxes, depreciation, amortization, transaction and other expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

CONTACTS:

Investors	Media
Investor Relations	Jo Anne McCusker
B. Riley Financial	B. Riley Financial
ir@brileyfin.com	Media Relations
(310) 966-1444	jmccusker@brileyfin.com
(646) 885-5425

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Forecasted Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Estimate Three Months Ended December 31, 2018		Estimate Year Ended December 31, 2018		Guidance Year Ended December 31, 2019
	Low	High	Low	High	Low	High
Net (loss) income attributable to B. Riley Financial, Inc.	$(8,900)	$(8,200)	$15,400	$16,100	$39,000	$45,000

Adjustments:
(Benefit from) provision for income taxes	(3,500)	(3,200)	4,900	5,200	15,000	19,500
Interest expense	9,500	9,500	33,400	33,400	40,000	45,000
Interest income	(700)	(700)	(1,400)	(1,400)	(5,000)	(8,000)
Share based payments	3,300	3,300	11,600	11,600	12,000	14,000
Depreciation and amortization	4,000	4,000	13,800	13,800	13,000	17,000
Restructuring charge	6,400	6,400	8,600	8,600	—	—
Transactions related costs and other	1,000	1,000	3,200	3,200	1,000	2,500

Total EBITDA adjustments	20,000	20,300	74,100	74,400	76,000	90,000

Adjusted EBITDA	$11,100	$12,100	$89,500	$90,500	$115,000	$135,000